RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is entered into as of the ___ day of February, 2010, by and among Allied Security Innovations, Inc., a Delaware corporation (the “Company”), and each of the holders listed on the schedules hereto (each, a “Holder” and, collectively, the “Holders”), with reference to the following facts:

WHEREAS, the Company and the Holder are parties to that certain Recapitalization Agreement (the “Recapitalization Agreement”), dated May 16, 2008, pursuant to which the Company exchanged the Old Notes (as defined therein) for New Notes (as defined therein); and

WHEREAS, the Company and the Holder wish to reinstate the Old Notes and rescind and cancel the New Notes.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.  Rescission.  The Company and the Holders hereby agree that the Recapitalization Agreement is hereby rescinded and the terms and provisions therein are null and void. Accordingly, the New Notes set forth on Schedule I, annexed hereto, shall be void ab initio as if they were never issued by the Company to the Holders and the Old Notes shall hereby be returned to the Holders, with the respective outstanding principal amounts set forth on Schedule I, as if they had never been exchanged for the New Notes pursuant to the Recapitalization Agreement.

2.  Representations and Warranties of the Company.  The Company represents and warrants to each Holder, as of the date hereof, that:

2.1  Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement to which it is a party.

2.2  Authorization and Binding Obligation.  The Company has full corporate power to execute and deliver this Agreement. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been, and the execution and delivery by the Company have been duly authorized by all necessary corporate action, and no other corporate proceedings on the Company’s part are necessary for the execution and delivery of this Agreement, and the performance of the Company’s obligations provided for herein and therein.  This Agreement will be binding obligations of each Holder party thereto, this Agreement constitutesvalid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.3  No Conflict; Required Filings and Consents.

    (a)  The execution and delivery of this Agreement by the Company, and the performance of the Company’s obligations hereunder and thereunder, will not (1) conflict with or violate Articles of Incorporation, By-laws or other organizational documents, (2) conflict with or violate any Legal Requirement applicable to the Company, or by which any of its properties is bound or affected, or (3) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except where, in the case of clauses (ii) and (iii), any of the foregoing would not, either individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

    (b)  The execution and delivery of this Agreement by the Company, and the performance of its obligations hereunder and thereunder, will not require any prior consent, approval or authorization, or prior filing with or notification to, any Governmental Authority, except where the failure to obtain such prior consents, approvals or permits, or to make such prior filings or notifications, would not have or reasonably be expected to have a Material Adverse Effect.

2.4  Material Disclosure.  There has been no change in the business or financial condition of the Company and its subsidiaries, taken as a whole, since December 31, 2008, which would reasonably be expected to have a Material Adverse Effect, except as has been disclosed or contained or reflected in any report, schedule, form, statement or other document (together with all exhibits, financial statements, schedules and any amendments thereto) that has been filed by the Company with the Securities Exchange Commission (the “SEC”) prior to the date of this Agreement.

2.5  No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the New Notes in a manner that would require registration of the New Notes under the Securities Act.

2.6  No General Solicitation.  Neither the Company nor any of its affiliates or any other person acting on its or their behalf (other than the Holders or their affiliates or any other person acting on their behalf, as to which no representation is made) has solicited offers for, or offered or sold, the New Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

2.7  Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Holders contained herein and their compliance with their agreements set forth herein, it is not necessary, in connection with the issuance and sale of the New Notes to the Holders, to register the New Notes under the Securities Act.

2.8  Public Documents.  The Company has filed all reports, registration statements, proxy statements, and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act (all such reports and statements are collectively referred to herein as the “Commission Filings”).  As of their respective filing dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, including, without limitation, that the Commission Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

2.9  Common Stock.  All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable.

2.10  Shell Company Status.  The Company is not now, and has not, prior to the date of this Agreement, been a “shell company” as such term is defined in Rule 12b-2 of the Exchange Act.

3.  Representations and Warranties of each Holder.

   Each Holder represents and warrants to the Company, as of the date hereof, as follows:

3.1  Organization’s Authority.  Such Holder is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into this Agreement to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

3.2  Ownership of Securities.  Such Holder is reinstating all of the Old Notes set forth in Column I on such Holder’s Schedule I attached hereto.  Such Holder will own all of such reinstated Old Notes free and clear of any Liens.  Without limiting the foregoing, except for such Holder’s obligations under this Agreement, such Holder has sole power of disposition with respect to all such Old Notes, with no restrictions on its rights of disposition pertaining thereto and no person or entity other than such Holder has any right to direct or approve the disposition of any such Old Notes.  All of such Holder’s Old Notes will be held for the account of such Holder by the entity named on its signature page of this Agreement.

3.3  No Sale or Distribution.  Such Holder is rescinding the New Notes, and upon conversion of the New Notes will acquire the Conversion Shares issuable upon conversion of the New Notes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption (including under Section 4(1) of the Securities Act or Rule 144) under the Securities Act and pursuant to the applicable terms of the Transaction Documents.  Such Holder is acquiring the Securities hereunder in the ordinary course of its business.  Such Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

3.4  Accredited Investor Status.  Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

3.5  No Governmental Review.  Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.6  Transfer or Resale.  Such Holder understands that (1) the Securities may not be offered for sale, sold, assigned or transferred unless (a) the Securities have been registered under the Securities Act or any state securities laws, (b) the Company shall have received an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3)neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 3.8.

3.7  Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.8  No Conflicts.  The execution, delivery and performance by such Holder of this Agreement, will not (1) result in a violation of the organizational documents of such Holder or (2) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Holder is a party, or (3) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to perform its obligations hereunder.

4.  Covenants.

4.1  Confidentiality.  Each Holder shall keep the existence and terms of the transaction confidential until the issuer publicly announces the transaction, if required by law.

4.2  No Integration.  Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the reinstatement of the New Notes in a manner that would require registration of the New Notes under the Securities Act.

4.3  Cancellation; No Distribution of New Notes.  Upon receipt of the rescinded New Notes by the Company, such New Notes will be cancelled and void and will cease to be outstanding.  The Company shall not resell or reissue the New Notes in any manner that would cause the Holder to be engaged in a distribution of the New Notes under the Securities Act.

4.4  Tax Treatment.  The parties agree to treat the rescission of the New Notes in exchange for the reinstatement of the Old Notes as a taxable exchange for United States federal income tax purposes, unless otherwise required by law, and acknowledge that, depending upon the circumstances, the Old Notes may bear original issue discount.

4.5  Tacking of Holding Period.  It is the intention of the parties that the holding period of the Old Notes will be reinstated to the time the Old Notes were issued to the Holders.  The Company hereby covenants and agrees that it will promptly honor all requests for conversion of the Old Notes and will deliver to the Holders certificates for common stock free of any restrictive legend provided that such shares are issued upon conversion of Old Notes which have been held for the requisite period under Rule 144.

5.  Miscellaneous.

5.1  Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law.

5.2  Further Assurances; Additional Documents.  The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.

5.3  Severability.  If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

5.4  Entire Agreement.  This Agreement represent the entire agreement and understanding among the parties concerning the rescission and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings.

5.5  No Oral Modification.  This Agreement may only be amended in writing signed by the Company and by each Holder.

5.6  Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, by reputable overnight courier or by facsimile transmission (with receipt of successful and full transmission) to the applicable parties hereto at the address stated on the signature pages hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

5.7  Submission to Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the state of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the state of New York.

5.8  Jury Trial Waiver.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9  Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.  Facsimile signatures shall constitute original signatures.

6.  Certain Definitions.

6.1  Definitions.  For purposes of this Agreement, the following terms shall have the following meanings (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Old Notes):

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession of the United States of America, any foreign state and any political subdivision or quasi governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Legal Requirement” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment or order and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

“Lien” means any security interest, any interest retained by the transferor under a conditional sale or other title retention agreement, mortgage, lien, pledge, option, encumbrance, adverse interest, constructive exception to, defect in or other condition affecting title or other ownership interest of any kind, which constitutes an interest in or claim against property, whether or not arising pursuant to any Legal Requirement.

“Material Adverse Effect” means a material adverse effect on (1) the business or condition (financial or otherwise) of the Company and its direct and indirect subsidiaries, taken as a whole, (2) the ability of the Company to perform its obligations under this Agreement or (3) the ability of the Company to issue the New Notes in accordance with the terms of this Agreement.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof, including in the United States of America.

“Securities” means the Old Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

[Signatures on the following pages]

THE COMPANY’S SIGNATURE PAGE TO RESCISSION AGREEMENT

IN WITNESS WHEREOF the parties have executed this Agreement on the date set forth below.

ALLIED SECURITY INNOVATIONS, INC.

Anthony R. Shupin
President and Chief Executive Officer

Notice Address:	With a copy to:

Allied Security Innovations, Inc. 1709 Route 34 Farmingdale, New Jersey 07727 Attention: President and Chief Executive Officer Telephone: (732) 751-1115 Facsimile: (732) 751-1130	Louis A. Brilleman, Esq. 110 Wall Street, 11th Floor New York, New York 10005

HOLDER’S SIGNATURE PAGE TO RESCISSION AGREEMENT

AJW PARTNERS, LLC.
By:  SMS Group, LLC

_____________________________
Corey S. Ribotsky, Manager

AJW MASTER FUND, LTD.
By:  First Street Manager II, LLC

_____________________________
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  First Street Manager II, LLC

_____________________________
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

______________________________
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC

______________________________
Corey S. Ribotsky, Manager

Notice Address:	With a copy to:
1044 Northern Boulevard, Suite 305 Roslyn, NY 11576 Attention: Corey S. Ribotsky	Yoel Goldfeder 1044 Northern Boulevard, Suite 305 Roslyn, NY 11576

SCHEDULE I

AJW PARTNERS, LLC

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Current Principal Amount of Old Notes owned by Holder	Column II -- New Notes to be cancelled

December 31, 2001	$63,215.40
June 13, 2002	$37,500.00
January 14, 2003	$75,000.00
February 28, 2003	$37,500.00
March 31, 2003	$37,500.00
November 30, 2004	$560,000.00
December 31, 2006	$144,488.10
December 31, 2007	$75,986.37
May 16, 2008		$102,000.00
May 16, 2008		$1,395,098.37
May 16, 2008		$136,357.00
May 16, 2008		$205,325.00

SCHEDULE I

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Current Principal Amount of Old Notes owned by Holder	Column II -- New Notes to be cancelled

December 31, 2001	$86,439.90
June 13, 2002	$33,822.96
November 30, 2004	$70,000.00
October 27, 2005	$157,833.41
December 31, 2006	$64,518.73
December 31, 2007	$19,198.96
May 16, 2008		$306,000.00
May 16, 2008		$263,936.18
May 16, 2008		$34,452.00
May 16, 2008		$91,685.00

SCHEDULE I

AJW OFFSHORE, LTD.

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Current Principal Amount of Old Notes owned by Holder	Column II -- New Notes to be cancelled
September 30, 2002	$26,301.39
January 14, 2003	$33,762.85
February 28, 2003	$50,000.00
March 31, 2003	$50,000.00
October 1, 2003	$25,000.00
December 8, 2003	$22,500.00
November 30, 2004	$1,435,000.00
October 27, 2005	$381,733.54
December 31, 2006	$135,094.88
May 16, 2008		$5,220,911.98
May 16, 2008		$706,207.05
May 16, 2008		$191,980.00

SCHEDULE I

AJW Master Fund, LTD.

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Current Principal Amount of Old Notes owned by Holder	Column II -- New Notes to be cancelled
December 31, 2007	$473,544.78
May 16, 2008		$102,000.00
May 16, 2008		$849,775.00

SCHEDULE I

AJW QUALIFIED PARTNERS, LLC

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Current Principal Amount of Old Notes owned by Holder	Column II -- New Notes to be cancelled
September 30, 2002	$32,225.58
January 14, 2003	$27,083.19
February 28, 2003	$37,500.00
March 31, 2003	$37,500.00
October 1, 2003	$25,000.00
December 8, 2003	$22,500.00
November 30, 2004	$1,435,000.00
October 27, 2005	$103,774.40
December 31, 2006	$192,444.55
May 16, 2008		$3,776,694.44
May 16, 2008		$273,475.00